SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 22, 2005

CAP ROCK ENERGY CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

TEXAS

(State or Other Jurisdiction of Incorporation or Organization)

0-32667	75-2794300
(Commission File Number)	(I.R.S Employer Identification No.)

500 West Wall Street, Suite 400, Midland, Texas	79701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (432) 683-5422

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02              RESULTS OF OPERATIONS AND FINANCIAL CONDITION

The Company is currently reviewing an income tax matter as it relates to its financial statements, and is working with its independent auditors to resolve the issue.  The Company will file its quarterly report on Form 10-Q for the period ended June 30, 2005, as soon as the independent auditors complete their review.  Based on the Company’s review to date, the net change to the income statement at June 30, 2005, is approximately $1,600,000 of additional expense.

On August 16, 2005, the Company issued a press release and filed a Form 12b-25 announcing the extension of the Company’s filing of its quarterly report on Form 10-Q, as well as certain results of operations for that period.   The completion of the review could impact those previously disclosed results.

ITEM 7.01              REGULATION FD DISCLOSURE

On August 22, 2005, Cap Rock Energy Corporation issued a press release concerning the filing of a Form 8-K announcing the delay in filing of its quarterly report on Form 10-Q for the period ended June 30, 2005.  The Company is currently reviewing an income tax matter as it relates to its financial statements, and is working with its independent auditors to resolve the issue.  The Company will file its quarterly report on Form 10-Q for the period ended June 30, 2005, as soon as the independent auditors complete their review.  Based on the Company’s review to date, the net change to the income statement at June 30, 2005, is approximately $1,600,000 of additional expense.  A copy of this press release is being furnished as Exhibit 99.1 to this current report on Form 8-K.

On August 16, 2005, the Company issued a press release and filed a Form 12b-25 announcing the extension of the Company’s filing of its quarterly report on Form 10-Q, as well as certain results of operations for that period.   The completion of the review could impact those previously disclosed results.

ITEM 9.01              FINANCIAL STATEMENTS AND EXHIBITS

(c)           Exhibits

99.1         Press Release by Cap Rock Energy Corporation, August 22, 2005, which is being furnished, not filed,  pursuant to Item 2.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAP ROCK ENERGY CORPPORATION

	By:	/s/ Celia B. Page
August 22, 2005	Celia B. Page
Vice President, Chief Accounting Officer,
Assistant Secretary/Treasurer and Controller

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press Release by Cap Rock Energy Corporation, August 22, 2005